Exhibit 5.2

                [Letterhead of Piper Marbury Rudnick & Wolfe LLP]



6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

MAIN PHONE (410) 580-3000
     FAX   (410) 580-3001

                                  April 3, 2002


HSBC USA INC.
452 Fifth Avenue
New York, New York  10018

                       Registration Statement of Form S-3

Ladies and Gentlemen:

         We have acted as Maryland counsel to HSBC USA Inc. (formerly named, Republic New York Corporation), a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Company, HSBC USA Capital V, a Delaware statutory business trust, and HSBC USA Capital VI, a Delaware statutory business trust, filed with the Securities and Exchange Commission (the "Commission") on April 3, 2002 (Registration Nos. 333-42421, 333-42421-01, and 333-42421-02) (the
"Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), which Prospectus also constitutes the prospectus for certain other registration statements previously filed with the Commission by the Company (Registration Nos. 33-48651 and 33-49507) (the "Prior Registration Statements"). The aggregate initial offering price of the offered securities is up to $1,000,000,000, plus an amount available under the Prior Registration Statements, which offered securities include shares of preferred stock, no par value, of the Company (the "Preferred Shares"). This opinion on the Preferred Shares is provided at the request of the Company for use in connection with the filing of the Registration Statement.

         In our capacity as Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Registration Statement and the Preliminary Prospectus dated April 3, 2002 (the "Preliminary Prospectus") relating to the issuance of the offered securities (including, the Preferred Shares), which forms part of the Registration Statement;

                  (b) The Charter, certified by the Maryland State Department of Assessments and Taxation (the "MSDAT"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

                  (c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and to the offered securities (including, the Preferred Shares);

                  (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT;

                  (e) An Officer's Certificate (the "Certificate") of the Company, dated the date hereof, as to certain factual matters; and

                  (f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         We further assume that:

                  (a) The issuance, sale, amount, and terms of the Preferred Shares to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (b) Prior to the issuance of any of the Preferred Shares, there will exist, under the Charter of the Company, the requisite number of authorized but unissued Preferred Shares, and that all actions necessary to the creation of any such Preferred Shares, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

                  (c) For the Preferred Shares represented by certificates, appropriate certificates representing the Preferred Shares will be executed and delivered upon issuance and sale of any such Preferred Shares and will comply with the Company's Charter and By-Laws and applicable law. For the Preferred Shares not represented by certificates, appropriate written statements will be prepared and delivered upon issuance and sale of any such Preferred Shares and will comply with the Company's Charter and By-Laws and applicable law.

                  (d) The underwriting or other agreements for offerings of the Preferred Shares (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

         Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that, when a series of the Preferred Shares has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates (in the case of shares of certificated stock) or written statements (in the case of shares of uncertificated stock) for such series of the Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Preferred Shares represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to additional assumptions, qualifications, and limitations as follows:

                  (a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

                  (b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (c) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                  (d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/  PIPER MARBURY RUDNICK & WOLFE LLP